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                                                                   EXHIBIT 10.53

                       AMENDMENT NO. 1 TO OPTION AGREEMENT



        This Amendment No. 1 to Option Agreement, dated as of July 5, 1998, is entered into by and between Decora Industries, Inc., a Delaware corporation ("Optionor"), and Gabriel Thomas ("Optionee").

                                 R E C I T A L S

        A. Optionee has performed numerous valuable services for Optionor over the past several years in his role as a director.

        B. Optionor has, as compensation for such services, issued to Optionee, an option to purchase 150,000 pre-split shares of its common stock at an exercise price of $1.25 per share (30,000 post-split shares at $6.25 per share) (the "Option"), pursuant to the terms of an Option Agreement by and between Optionor and Optionee, dated as of July 6, 1995 (the "Option Agreement"), a copy of which is attached hereto as Exhibit A and incorporated by reference.

        C. The Option is set to expire on July 6, 1998, and both parties believe it is in their respective best interests to amend the Option Agreement to extend the expiration date of the Option.

        NOW, THEREFORE, the parties hereto agree as follows:

        Amendment of Expiration Date. Section 2.A of the Option Agreement is hereby amended to read as follows:

        "A. From July 6, 1995, and up until and including July 5, 2001, Optionee shall have the right and option to purchase, at $6.25 per share, and Optionor shall have the obligation to issue to Optionee, 30,000 shares of the authorized but unissued common shares of Optionor."

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Option Agreement as of the date first written above.



OPTIONOR                                      OPTIONEE

DECORA INDUSTRIES, INC.
a Delaware corporation


/S/ NATHAN HEVRONY
--------------------------------              ------------------------------
      Nathan Hevrony                          Gabriel Thomas
      Chief Executive Officer